SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2003

SYRATECH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-12624	13-3354944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 McClellan Highway

East Boston, MA 02128-9114

(Address of principal executive office)

Registrant’s telephone number, including area code:

(617) 561-2200

Item 2.        Acquisition or Disposition of Assets

On January 15, 2003, Syratech Corporation through an indirect wholly-owned subsidiary (“Seller”) sold its warehouse property located at 11640 Harrel Street, Mira Loma CA (“the Property”) to Industrial Developments International, Inc. (“Buyer”). The purchase price of $26,750,000.00 was partially paid by the Buyer’s assumption of $9,776,658.24 of the Seller’s indebtedness related to the Property and the remainder was paid in cash. Simultaneously with the sale of the property, the Buyer leased the Property back to an affiliate of Seller. The agreement provides for gradual reductions in the square footage leased during its 66 month term.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a)  ***

(b)  ***

(c)  Exhibits:

EX-99.1	Purchase and Sale Agreement and Joint Escrow Instructions dated December 13, 2002 between ML Distribution Center LLC, Industrial Developments International, Inc, and Syratech Corporation.

EX-99.2

First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated December 13, 2002 between ML Distribution Center LLC, Industrial Developments International, Inc, and Syratech Corporation.

EX-99.3

Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated December 13, 2002 between ML Distribution Center LLC, Industrial Developments International, Inc, and Syratech Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYRATECH CORPORATION

Dated: January 15, 2003
/s/ Gregory W. Hunt
Gregory W. Hunt
Senior Vice President, Chief Financial Officer and Treasurer